Exhibit 10.3

PROMISSORY NOTE

U.S. $300,000	March 12, 2010

FOR VALUE RECEIVED, the undersigned, Business Marketing Services, Inc. (the "Borrower"), hereby promises to pay jointly to the order of Emil Koutanov, Guy Havenstein and Tony Fle-Danijelovich ("Lender") the principal sum of $300,000, plus any accrued interest, on May 31, 2010, either in cash or by delivery of a number of shares of the Borrower’s common stock (“Converted shares”),that is determined by the daily average closing stock price taken from the date of this Note until the Conversion Date. Notwithstanding the foregoing, the number of shares the Lender receives shall not be lower than 300,000.

An "Event of Default" shall occur and be continuing if any of the following shall have occurred and be continuing:  (a) any payment required hereunder shall not be received by Lender within thirty business days following its due date, or (b) upon any breach by Borrower of this Note.

In case an Event of Default shall occur and be continuing, Lender shall have such rights and remedies as set forth herein and in the Agreement.

At the option of Lender, the entire unpaid balance of the Note, including principal and interest, shall become immediately due and payable without notice or demand upon the occurrence of any of the following events:  (i) any Event of Default, (ii) the filing of a petition in bankruptcy or a petition to take advantage of any insolvency act by Borrower, (iii) making an assignment for the benefit of its creditors, commencement of a proceeding for the appointment of a receiver, trustee, liquidator or conservator for either Borrower or for any substantial part of its property (iv) filing of a petition or action seeking reorganization, arrangement or similar relief under federal bankruptcy laws or any other applicable laws or statutes of the United States or any state (v) or the commencement of proceedings similar to the foregoing by any third or other parties against Borrower, which proceedings are not dismissed within thirty (30) days after commencement thereof.

The Borrower will not impede upon the Lender's rights to the full enjoyment including the sale of the Converted Shares beyond those limitations that are imposed by the U.S. Securities and Exchange Commission (the "SEC").

This Note is not transferable by Lender or Borrower.

The nonexercise by Lender of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

This Note shall be construed and enforced in accordance with the laws of the courts of NSW, Australia, without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the law of any other jurisdiction.  The parties agree that service of process in any action arising in connection with this Note shall be deemed valid if made by registered mail, return receipt requested, sent to the addresses set forth herein.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written and has delivered this Note to Lender.

BUSINESS MARKETING SERVICES, INC.

By:	/s/ Hans Pandeya

Print:	Hans Pandeya

Title:	President